UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 22, 2013

HEALTH REVENEUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2013, the Board of Directors (the “Board”) of Health Revenue Assurance Holdings, Inc. (the “Company” or “HRAA”) announced that Robert Rubinowitz resigned as Chief Financial Officer of the Company. Mr. Rubinowitz’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices. Additionally, Mr. Rubinowitz will continue in his positions as Chief Operating Officer, President, Secretary, Treasurer and member of the Board of Directors of the Company.

On April 22, 2013, in the Board appointed Evan McKeown as a Chief Financial Officer of the Company.

Evan McKeown, CPA, 54, serves as the Chief Financial Officer of the Company, and is responsible for budgeting, financial reporting and public disclosure, personnel management, as well as helping to create and oversee the financial goals of HRAA. Prior to joining the Company, Mr. McKeown was providing consulting, tax planning and compliance services to high net worth individuals and private companies in the manufacturing, technology and healthcare industries.  From 2011 through May 2012, Mr. McKeown was the Chief Financial Officer of Perry Baromedical, a regulated medical device manufacturer and would world leader in the manufacture, installation and service of FDA approved Hyperbaric Oxygen Chambers.  Prior to that, Mr. McKeown provided consulting, business advisory, and capital raising services as the Interim CFO and Controller for public and private companies in the manufacturing, technology, security and healthcare industries.  From 2007-2009 Mr. McKeown served as the Chief Financial Officer and Controller of National Healing Corporation, a leader in providing comprehensive outpatient wound care centers and wound and disease management solutions for hospitals.  During his tenure at National Healing Corporation, Mr. McKeown gained relevant experience with healthcare coding and hospital contract negotiations. Prior to that, he was the Senior Vice President, Chief Financial Officer and Chief Accounting Officer for Applied Digital, a former public company that provides RFID  identification and security technology for various consumer and commercial applications. At Applied Digital, he successfully orchestrated a $100 million restructuring deal. Mr. McKeown received his B.S. in Business Administration from the University of Maine in 2918 and is licensed as Certified Public Accountant.

Family Relationships

No family relationship has ever existed between Mr. McKeown and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

There are no employment agreements between Mr. McKeown and the Company.

Item 8.01	Other Events.

On April 22, 2013, the Company issued a press release announcing the appointment of Mr. McKeown as Chief Financial Officer, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2013	HEALTH REVENUE ASSURANCE HOLDINGS, INC.

	By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer